SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                              DIALEX MINERALS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           FLORIDA                                            65-0656668
--------------------------------                         -------------------
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)

56 Temperance Street, Suite 600, Toronto, Ontario                   M5H 3V5
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)

                           DEBT SETTLEMENT AGREEMENTS
                            (Full title of the plan)

                       Lexis Nexis Document Solutions Inc.
                                1201 Hays Street,
                           Tallahassee, Florida 32301
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


--------------------------------------------------------------------------------
          Telephone number, including area code, of agent for service)



                                          CALCULATION OF REGISTRATION FEE
--------------------- ------------------- -------------------------- -------------------------- ----------------------
                                          Proposed Maximum
Title of Securities   Amount to be        Offering Price per Share   Proposed Maximum           Amount of
to be Registered      Registered          (1) (2)                    Aggregate Offering Price   Registration Fee
--------------------- ------------------- -------------------------- -------------------------- ----------------------
Shares of common      6,004,260           US  $0.13                  $780,554                   $ 98.90
stock ($0.001 par
value)
--------------------- ------------------- -------------------------- -------------------------- ----------------------

(1) Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee.

(2) Based on the average of the closing bid and ask prices per share of the common stock as quoted on the NASD Over-the-Counter Bulletin Board on March 11, 2004.

Part II. Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

         (a) Our quarterly reports on Form 10-QSB filed as follows: September 30, 2003 - filed on October 30, 2003; June 30, 2003 - filed on August 20, 2003 and amended on September 24, 2003; March 31, 2003 - filed on June 2, 2003 and amended on June 3, 2003.

         (b) Our annual report on Form 10-KSB for the year ended December 31, 2002 filed on May 23, 2003 and amended on June 3, 2003 and July 29, 2003 pursuant to Section 15(d) of the Exchange Act of 1934, as amended or the 1934 Act.

         (c) All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after today's date and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in this registration statement and to be part thereof from the date of filing of such documents.


Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Registrant's Articles of Incorporation and Bylaws provide that the company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and may indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was an employee or agent of the Registrant or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Registrant, in accordance with, and to the full extent permitted by law.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Number   Description of Exhibit
------   ----------------------

5        Opinion of Anslow & Jaclin LLP, counsel to the Company

10.1     Debt Settlement Agreement between Company and Kirk L. Boyd

10.2     Debt Settlement Agreement between Company and Gary Brown

10.3     Debt Settlement Agreement between Company and Andrew Currah

10.4     Debt Settlement Agreement between Company and Neil Novak

10.5     Debt Settlement Agreement between the Company and Joseph Sereda

10.6     Debt Settlement Agreement between the Company and Alexander Stewart

10.7     Debt Settlement Agreement between the Company and Wallace Stonehouse

23. Consent of SF Partnership LLP, Auditors to the Company


Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by
Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each employee.


(7) To transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as our stockholders, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto in the Province of Ontario on March 16, 2004.

                                               DIALEX MINERALS INC.


                                      By:      /s/ Alexander Stewart
                                               ---------------------------------
                                               Alexander Stewart
                                               President/Director


                                      By:      /s/ Kirk Boyd
                                               ---------------------------------
                                               Kirk Boyd, Director
                                               Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                                                Date
---------                     -----                                                ----
/s/ Alexander Stewart
-----------------------
Alexander Stewart             President/Principal Executive Officer                March 11, 2004
                              Director

-----------------------
Kirk Boyd                     Principal Financial Officer/Director                 March 11, 2004
